Exhibit 99.1

Investor Relations

Amy Dahl

Managing Director, Corporate Communications and Investor Relations

(952) 887-8917, amy.dahl@toro.com

Media Relations

Branden Happel

Senior Manager, Public Relations

(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record Second Quarter Results

•                  Company achieves record second quarter sales of $745 million, a 6 percent increase, driven by strong demand for professional segment products

•                  Quarterly net earnings increase 14 percent to a record $1.51 per share

•                  The Toro Company to celebrate the significant milestone of 100 years in business on July 10, 2014

BLOOMINGTON, Minn. (May 22, 2014) — The Toro Company (NYSE: TTC) today reported net earnings of $87.1 million, or $1.51 per share, on a net sales increase of 5.8 percent to $745 million for its fiscal 2014 second quarter ended May 2, 2014.  In the comparable fiscal 2013 period, the company delivered net earnings of $78.4 million, or $1.32 per share, on net sales of $704.5 million.

“I’m proud of our team’s execution that delivered record sales and earnings for the quarter despite challenging spring weather conditions for the second straight year,” said Michael J. Hoffman, Toro’s chairman and chief executive officer.  “Although retail sales of some residential products were hampered by the late spring, we experienced strong growth in our landscape maintenance business.  Contractors who benefited from the robust snow season last winter invested in more new turf equipment during the quarter, favoring our productivity-enhancing mowers.  In addition, shipments of golf equipment and irrigation products increased due to channel demand for our innovative new product offerings, including the recently introduced INFINITY™ sprinklers.”

For the first six months, Toro reported net earnings of $113 million, or $1.95 per share, on a net sales increase of 3.6 percent to $1.191 billion.  In the comparable fiscal 2013 period, the company posted net earnings of $109.8 million, or $1.85 per share, on net sales of $1.149 billion.  Strong retail demand for snow products and landscape maintenance equipment, as well as contributions from its micro irrigation, construction and rental businesses, helped the company to surpass sales and earnings earned in the comparable fiscal 2013 period, which benefited from the Tier 4 diesel engine transition.

“As we approach our Centennial and look ahead to the end of our Destination 2014 journey, we remain encouraged about both our business and prospects for achieving our goals,” said Hoffman.  “Our portfolio of innovative products has us well-positioned to drive retail sales and strengthen our market share.  We will keep a watchful eye on retail demand and field inventories across our businesses and make any necessary adjustments.  In addition, we will benefit from increased pre-season snowthrower shipments, primarily in the fourth quarter, that are needed to replenish inventories diminished by strong customer demand last winter.  As we strive to achieve our operating

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earnings goal, we will continue to pursue productivity improvements to leverage expenses and expand margins.  While focused on things within our control, we remain mindful that Mother Nature may not deliver favorable summer growing conditions again this year or economic conditions may change, either of which could create potential challenges for our businesses and customers.”

The company continues to expect revenue growth for fiscal 2014 to be about 5 to 6 percent, and net earnings per share to be about $2.90 to $2.95.  For the third quarter, the company expects net earnings per share to be about $0.82.

SEGMENT RESULTS

Professional

•                  Professional segment net sales for the second quarter totaled $528.6 million, up 6.5 percent from the comparable fiscal 2013 period.  Sales of landscape maintenance equipment increased on strong retail demand, including for our zero turn radius mowers.  Golf equipment and irrigation product sales were up due to channel optimism and demand for new product offerings, including the INFINITY™ sprinklers and Multi Pro® advanced spraying system.  Global micro irrigation sales increased with continued demand for more efficient solutions for agriculture and construction and rental equipment sales grew on channel demand for Toro® branded products.  Slightly offsetting these increases were lower sales of professional products in international markets.  For the first six months, professional segment net sales were $824 million, essentially flat with the comparable fiscal 2013 period.  Sales benefited from strong retail demand for landscape maintenance equipment and increased demand for micro irrigation, construction and rental products, but were offset by sales in the first quarter of last fiscal year that benefited from the Tier 4 diesel engine transition and were not repeated this year.

•                  Professional segment earnings for the second quarter totaled $122.4 million, up 9 percent from the comparable fiscal 2013 period.  For the first six months, professional segment earnings were $169.8 million, down 1.8 percent from the comparable fiscal 2013 period.

Residential

•                  Residential segment net sales for the second quarter totaled $210.4 million, up 4.5 percent from the comparable fiscal 2013 period.  Sales increased due to stronger domestic retail demand for our residential zero turn mowing products, as customers continued to transition to this mowing platform.  International demand for walk power mowers, as well as domestic demand for electric blowers and trimmers, also benefited sales for the quarter.  Offsetting these increases were lower shipments of domestic walk power mowers and decreased sales in Australia due to unfavorable currency exchange and weather conditions.  For the first six months, residential segment net sales were $357.9 million, up 11 percent from the comparable fiscal 2013 period.  Sales for the period increased on strong retail demand for our snow products, primarily in the first quarter, due to significant snowfall across key North American markets, as well as increased channel and retail demand for residential zero turn mowing products and international demand for walk power mowers.

•                  Residential segment earnings for the second quarter totaled $23.8 million, down 3.5 percent from the comparable fiscal 2013 period.  For the first six months, residential segment earnings were $42 million, up 13.9 percent from the comparable fiscal 2013 period.

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OPERATING RESULTS

Gross margin for the second quarter was 35.5 percent, a decrease of 30 basis points compared to the same fiscal 2013 period, primarily due to higher commodity costs and unfavorable currency exchange rates, somewhat offset by realized pricing.  For the first six months, gross margin was 35.9 percent, a decrease of 50 basis points, primarily due to higher commodity costs, segment mix and unfavorable currency exchange rates, somewhat offset by realized pricing.

Selling, general and administrative (SG&A) expense as a percent of sales for the second quarter was 17.9 percent, a decrease of 120 basis points compared to the same fiscal 2013 period.  For the first six months, SG&A expense as a percent of sales was 21.5 percent, a decrease of 60 basis points.  For both periods, the decrease primarily was due to lower administrative expense, including health care costs, somewhat offset by higher incentive expense.

Second quarter operating earnings as a percent of sales improved 90 basis points to 17.6 percent compared to the same fiscal 2013 period.  For the first six months, operating earnings as a percentage of sales improved 10 basis points to 14.4 percent.

The effective tax rate for the second quarter was 32.6 percent, which is the same as the effective tax rate for the comparable fiscal 2013 period.  For the first six months, the effective tax rate increased to 32.7 percent from 31.3 percent in the comparable fiscal 2013 period when the company benefited from the retroactive reinstatement of the Federal Research and Engineering Tax Credit in the first quarter.

Accounts receivable at the end of the second quarter totaled $313.5 million, up 1.9 percent from the same fiscal 2013 period. Net inventories were $302.5 million, down 2.4 percent from the same period last year. Trade payables were $236 million, up 15.8 percent compared to the same fiscal 2013 period, primarily due to recent component and commodity purchases in anticipation of product demand in the second half of our fiscal year.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative turf, landscape, rental and construction equipment, and irrigation and outdoor lighting solutions. With sales of more than $2 billion in fiscal 2013, Toro’s global presence extends to more than 90 countries through strong relationships built on integrity and trust, constant innovation and a commitment to helping customers enrich the beauty, productivity and sustainability of the land. Since 1914, the company has built a tradition of excellence around a number of strong brands to help customers care for golf courses, sports fields, public green spaces, commercial and residential properties and agricultural fields. More information is available at www.thetorocompany.com.

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LIVE CONFERENCE CALL

May 22, 2014 at 10:00 a.m. CDT

www.thetorocompany.com/invest

The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CDT on May 22, 2014.  The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest.  Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

Forward-Looking Statements

This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” and similar expressions or future dates. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. Particular risks and uncertainties that may affect our operating results or financial position include: worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at our manufacturing or distribution facilities, including drug cartel-related violence affecting our maquiladora operations in Juarez, Mexico; fluctuations in the cost and availability of raw materials and components, including steel, engines, hydraulics and resins; the impact of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the impact of natural disasters and global pandemics; the level of growth or contraction in our key markets; government and municipal revenue, budget and spending levels; dependence on The Home Depot as a customer for our residential business; elimination of shelf space for our products at dealers or retailers; inventory adjustments or changes in purchasing patterns by our customers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international operations and markets, including political, economic and/or social instability and tax policies in the countries in which we manufacture or sell our products; foreign currency exchange rate fluctuations; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions; management of our alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to consumer product safety, Tier 4 emissions requirements, conflict mineral disclosure, taxation, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; interruption of our management information systems, including by unauthorized access, security breaches, cyber attacks or other disruptive events; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements made herein to reflect events or circumstances after the date hereof.

(Financial tables follow)

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THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings (Unaudited)

(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Six Months Ended
	May 2, 2014	May 3, 2013	May 2, 2014	May 3, 2013
Net sales	$745,030	$704,486	$1,191,011	$1,149,147
Gross profit	264,540	252,301	428,054	418,118
Gross profit percent	35.5%	35.8%	35.9%	36.4%
Selling, general, and administrative expense	133,661	134,830	256,577	254,443
Operating earnings	130,879	117,471	171,477	163,675
Interest expense	(3,683)	(4,149)	(7,436)	(8,398)
Other income, net	1,920	2,995	3,830	4,438
Earnings before income taxes	129,116	116,317	167,871	159,715
Provision for income taxes	42,030	37,915	54,916	49,917
Net earnings	$87,086	$78,402	$112,955	$109,798

Basic net earnings per share	$1.54	$1.35	$1.99	$1.88

Diluted net earnings per share	$1.51	$1.32	$1.95	$1.85

Weighted average number of shares of common stock outstanding — Basic	56,493	58,132	56,758	58,308

Weighted average number of shares of common stock outstanding — Diluted	57,773	59,257	58,040	59,444

Segment Data (Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
Segment Net Sales	May 2, 2014	May 3, 2013	May 2, 2014	May 3, 2013
Professional	$528,561	$496,436	$824,029	$825,580
Residential	210,377	201,390	357,947	322,337
Other	6,092	6,660	9,035	1,230
Total *	$745,030	$704,486	$1,191,011	$1,149,147

* Includes international sales of	$205,117	$212,005	$356,380	$353,596

	Three Months Ended		Six Months Ended
Segment Earnings (Loss) Before Income Taxes	May 2, 2014	May 3, 2013	May 2, 2014	May 3, 2013
Professional	$122,367	$112,275	$169,830	$173,013
Residential	23,822	24,679	41,956	36,833
Other	(17,073)	(20,637)	(43,915)	(50,131)
Total	$129,116	$116,317	$167,871	$159,715

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	May 2, 2014	May 3, 2013
ASSETS
Cash and cash equivalents	$129,909	$80,341
Receivables, net	313,489	307,770
Inventories, net	302,477	309,998
Prepaid expenses and other current assets	29,218	30,434
Deferred income taxes	39,261	62,768
Total current assets	814,354	791,311

Property, plant, and equipment, net	192,751	177,060
Deferred income taxes	25,942	—
Goodwill and other assets, net	146,199	146,583
Total assets	$1,179,246	$1,114,954

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$140	$250
Accounts payable	235,971	203,710
Accrued liabilities	302,515	294,648
Total current liabilities	538,626	498,608

Long-term debt, less current portion	223,855	223,513
Deferred revenue	10,891	10,605
Deferred income taxes	5,969	2,898
Other long-term liabilities	14,355	6,287
Stockholders’ equity	385,550	373,043
Total liabilities and stockholders’ equity	$1,179,246	$1,114,954

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Six Months Ended
	May 2, 2014	May 3, 2013
Cash flows from operating activities:
Net earnings	$112,955	$109,798
Adjustments to reconcile net earnings to net cash provided by operating activities:
Noncash income from finance affiliate	(3,377)	(3,532)
Provision for depreciation and amortization	26,589	26,890
Stock-based compensation expense	5,051	5,336
Decrease in deferred income taxes	136	281
Other	(31)	81
Changes in operating assets and liabilities, net of effect of acquisition:
Receivables, net	(156,423)	(160,534)
Inventories, net	(62,072)	(59,082)
Prepaid expenses and other assets	4,285	(3,486)
Accounts payable, accrued liabilities, deferred revenue, and other long-term liabilities	150,836	120,896
Net cash provided by operating activities	77,949	36,648

Cash flows from investing activities:
Purchases of property, plant, and equipment	(32,682)	(19,508)
Proceeds from asset disposals	115	73
Contributions to finance affiliate, net	(4,868)	(4,669)
Acquisition, net of cash acquired	(715)	—
Net cash used in investing activities	(38,150)	(24,104)

Cash flows from financing activities:
Repayments of short-term debt	(849)	(415)
Increase in (repayments of) long-term debt	59	(1,548)
Excess tax benefits from stock-based awards	6,657	4,577
Proceeds from exercise of stock options	4,761	6,573
Purchases of Toro common stock	(81,694)	(50,499)
Dividends paid on Toro common stock	(22,670)	(16,364)
Net cash used in financing activities	(93,736)	(57,676)

Effect of exchange rates on cash and cash equivalents	853	(383)

Net decrease in cash and cash equivalents	(53,084)	(45,515)
Cash and cash equivalents as of the beginning of the period	182,993	125,856

Cash and cash equivalents as of the end of the period	$129,909	$80,341